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                                                                  EXHIBIT 23.1.2


Consent of Independent Certified Public Accountants


International Fuel Technology, Inc.
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Number (333-96261) of our report dated April 7, 2000 (except for Note 12, dated November 15, 2000) relating to the consolidated financial statements of International Fuel Technology, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ BDO Seidman, LLP

St. Louis, Missouri
January 3, 2001